UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 16th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 16, 2026, Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Leerink Partners LLC, as representatives of the several underwriters (the “Underwriters”), relating to an underwritten offering (the “Offering”) of 11,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The price of the Shares to the public in the Offering is $13.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $12.22 per share.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,740,000 shares of Common Stock (the “Additional Shares”), at the same price per share as the Shares.

The Company estimates that the net proceeds from the Offering will be approximately $141.1 million, or approximately $162.4 million if the Underwriters exercise in full their option to purchase Additional Shares, in each case, after deducting underwriting discounts and commissions and estimated offering expenses.

The Offering was made, and the Shares and any Additional Shares will be issued pursuant to, the Company’s registration statement on Form S-3, as amended (File No. 333-291517), which became effective automatically upon filing with the Securities and Exchange Commission (the “SEC”) on November 13, 2025, a base prospectus dated November 13, 2025 forming a part of the registration statement on Form S-3, and a related preliminary prospectus supplement dated April 16, 2026. The closing of the Offering is expected to take place on or about April 20, 2026, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is herein incorporated by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares and the Additional Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.02	Results of Operations and Financial Condition

The information disclosed under the heading “Cash, Cash Equivalents and Marketable Securities as of March 31, 2026” under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

Press Release Announcing Pricing of Public Offering

On April 16, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cash Runway

Based on the Company’s current plans, the Company believes that its existing cash, cash equivalents and marketable securities, together with the anticipated net proceeds from the Offering, will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements through 2029. The Company expects these cash resources will enable it to fund its development program for Haduvio for the treatment of chronic cough in patients with idiopathic pulmonary fibrosis (“IPF”), including its two planned Phase 3 trials, potentially through U.S. Food and Drug Administration (“FDA”) approval. The Company also expects that these cash resources will enable it to fund and report topline data from its planned Phase 2b clinical trial and potentially a subsequent Phase 3 clinical trial for the treatment of patients with non-IPF interstitial lung disease (“non-IPF ILD”)-related chronic cough, and its planned Phase 2b trial for the treatment of patients with refractory chronic cough (“RCC”). However, the Company’s planned spending of these resources does not include any commercial expenses related to the commercial launch of Haduvio or the conduct of any other clinical trials. In addition, these resources will not be sufficient for the Company to fund the clinical development of Haduvio through regulatory approval for non-IPF ILD-related chronic cough or RCC, or to fund any future product candidates through regulatory approval, and the Company will need to raise substantial additional capital to complete the development and commercialization of Haduvio and any future product candidates. The Company has based its estimates as to how long it expects it will be able to fund its operations and the timing and costs of its planned trials and regulatory process on assumptions that may prove to be wrong and the Company could use its available capital resources sooner than it currently expects, in which case the Company would be required to obtain additional financing, and its trials and regulatory activities may be delayed or take longer than it currently expects.

Business Update

The Company also provided a business update on its development programs for Haduvio for the treatment of chronic cough in patients with IPF, non-IPF ILD, and RCC. The Company previously announced its plans to conduct two pivotal Phase 3 clinical trials for the treatment of patients with IPF-related chronic cough. The Company plans to conduct the Phase 3 trials in parallel, with the first Phase 3 trial to be initiated in the second quarter of 2026 and the second Phase 3 trial to be initiated in the second half of 2026. The two Phase 3 trials will be conducted as randomized, double-blind, placebo-controlled, multicenter global trials with 2:1 randomization. The protocol for the first of the two Phase 3 trials provides for the enrollment of approximately 300 patients and 52 weeks of fixed dosing with Haduvio 54 mg twice-a-day (BID), with the primary efficacy endpoint measured at 24 weeks of fixed dosing and the safety endpoint measured at 52 weeks of fixed dosing. The protocol for the second of the two Phase 3 trials provides for the enrollment of approximately 130 patients and 12 weeks of fixed dosing with Haduvio 54 mg BID with the primary efficacy endpoint measured at 12 weeks of fixed dosing. The primary efficacy endpoint for both trials will be the relative change from Baseline in 24-hour cough frequency (coughs per hour), as determined by an objective cough monitor, for Haduvio compared with placebo. A key secondary endpoint for both trials will be relative change from Baseline in the cough severity numerical rating scale (CS-NRS). These trial designs are subject to final review of the protocols by the FDA. The Company expects to have topline results from the first Phase 3 trial in the first half of 2028 and from the second Phase 3 trial in the second half of 2027.

The Company also previously announced its plans to initiate an adaptive design Phase 2b clinical trial for the treatment of patients with non-IPF ILD-related chronic cough in the second half of 2026, subject to a meeting with the FDA and review of the trial protocol by the FDA. If the Company initiates the trial when anticipated, it would expect topline results from the Phase 2b trial in the second half of 2027.

Additionally, the Company previously announced its plans to initiate a Phase 2b trial of Haduvio for the treatment of patients with RCC in the second quarter of 2026. The Company is planning to conduct this randomized, double-blind, placebo-controlled, multicenter trial in the United Kingdom, Canada, and Poland. The Phase 2b trial will enroll approximately 100 patients. The Phase 2b trial is designed to evaluate three different dose groups of Haduvio (54 mg BID, 27 mg BID and 27 mg once daily (QD)) as compared to placebo. The primary efficacy endpoint for the trial is the relative change from Baseline in 24-hour cough frequency (coughs per hour) at the end of Week 6, as determined by an objective cough monitor, for Haduvio compared with placebo. The trial is subject to review of the protocol by regulatory authorities. The protocol provides for a sample size re-estimation, or SSRE, analysis, which is expected to occur in the fourth quarter of 2026 with topline results expected in the second half of 2027.

Cash, Cash Equivalents and Marketable Securities as of March 31, 2026

The Company estimates that it had approximately $171.8 million in cash, cash equivalents and marketable securities as of March 31, 2026.

The estimated figure above is based on preliminary information and represents management’s estimates as of the date of this Current Report on Form 8-K, is subject to completion of the Company’s financial closing procedures and does not present all necessary information for a complete understanding of the Company’s financial condition as of March 31, 2026, or the Company’s results of operations for the quarter ended March 31, 2026. The Company’s independent registered public accounting firm has not conducted a review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate. This preliminary financial information should not be viewed as a substitute for full quarterly financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by the Company’s independent registered public accounting firm.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s estimated cash, cash equivalents and marketable securities as of March 31, 2026, the Company’s estimated cash runway, the anticipated closing of the Offering and the expected net proceeds of the Offering, the Company’s business plans and objectives, including future plans or expectations for Haduvio and plans and timing with respect to clinical trials and statements regarding FDA guidance and approval, among other things, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all, uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results, including the Company’s ability to fund future operations, including clinical trials; uncertainties regarding the success, cost and timing of the Company’s product candidate development activities and clinical trials; the risk that positive data from a clinical trial may not necessarily be predictive of the results of later clinical trials in the same or a different indication; uncertainties regarding the Company’s ability to execute on its strategy; uncertainties with respect to regulatory authorities’ views as to the data from the Company’s clinical trials and next steps in the development path for Haduvio in the United States and foreign countries as well as other risks and uncertainties set forth in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on April 16, 2026, the Company’s Annual Report for the fiscal year ended December 31, 2025 filed with the SEC, and in subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 16, 2026, by and among the Company and Morgan Stanley & Co. LLC and Leerink Partners LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release, dated April 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: April 17, 2026	By:	/s/ David Hastings
	Name:	David Hastings
	Title:	Chief Financial Officer